April 26, 2016

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of Science to Consumers, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated April 7, 2016 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP